Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report On Form 10-Q of Datone, Inc. (the "Company") for the quarter ending June 30, 2009, I, Joseph J Passalaqua, Chief Financial Officer/ of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.           Such Quaterly Report on Form 10-Q for the quarter ending June 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 7 , 2009

DATONE, INC.

By:  /s/  Joseph  J  Passalaqua
        Joseph J Passalaqua